                                                                   EXHIBIT 10.24



                       UNITED MICROELECTRONICS CORPORATION
                            No. 13 Innovation Road I
                          Science Based Industrial Park
                          Hsin Chu City, Taiwan, R.O.C.
                telephone (035) 782-258; facsimile (035) 774-767
                               September 13, 1995



                WRITTEN ASSURANCES RE: FOUNDRY VENTURE AGREEMENT


        At the suggestion of several venturers, UMC is pleased to confirm in writing the following points concerning the Foundry Venture Agreement and the Foundry Capacity Agreement. Where these commitments require the consent of FabVen, UMC will exercise its influence and commit best faith efforts to secure that consent.

        1. ALL VENTURERS ARE OFFERED EQUAL TERMS. As stated in the Foundry Venture Agreement, the terms of investment and of wafer purchases to each Venturer under the Foundry Venture Agreement and under the Foundry Capacity Agreement are the same, except for the percentages of ownership and capacity rights of each Venturer [capacity rights for Venturers are equal to 1.25 times the percentage of ownership]; provided however that Venturers who commit to a minimum of [*] will have the right to appoint a representative to a seat on the board of directors for the initial three year term.

        2. ACCESS TO BOARD MEETINGS & BOARD MEMBERS. Subject to the obligations of Confidentiality imposed under the Foundry Venture Agreement, the Foundry Capacity Agreement, and/or the Technology Transfer and License Agreement ("Venture Agreements"), and to the requirements of law, each Venturer will be given reasonable notice of meetings of the board of directors of FabVen, and the opportunity to have a representative attend such meetings and communicate at such meetings with the board members in connection with matters concerning FabVen.

        3.     MEMBERSHIP ON FABVEN BOARD--FIRST THREE YEARS AND
BEYOND. The board of directors of FabVen will be comprised of seven members. Of these seven members, four will be appointed by UMC for an initial three year term, one will be appointed by the R.O.C. financial institutions which invest in FabVen for an initial three year term, and the other two board members will be appointed for an initial three year term by the Venturers other than UMC under procedures to be mutually agreed upon by such Venturers, provided that any Venturer who holds at least [*] of the shares of FabVen will be entitled to appoint one of such other two board members. After the initial three year term, the board will be elected by the shareholders pursuant to R.O.C. law in the manner provided in the bylaws.

------------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.




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        4.     STRATEGIC ACTIONS SUBJECT TO SPECIAL BOARD APPROVALS.
Subject to the other requirements of the law, and for so long as the Venturer involved remains in compliance with all payment obligations under the Foundry Venture Agreement and such Venturer retains at least [*] of the ownership percentage in FabVen as listed in Paragraph 4.1 of the Foundry Venture Agreement, all board actions directly deciding strategic technical issues [including without limitation, the type of process technology (such as that used in the manufacture of logic, SRAM, DRAM, EPROM, EEPROM, and/or FLASH) to be developed, implemented and/or offered by FabVen, the amendment of the Technical Transfer and License Agreement, and/or the transfer or licensing of technology developed by FabVen to others (except as contemplated under the Technology Transfer and License Agreement)] shall not be effective unless and until approved by at least one of the board members designated by the Venturers other than UMC, and (ii) all board actions authorizing liquidation of FabVen, merger of FabVen, sale of all or substantially all of FabVen or of FabVen's assets, and/or the offering of any equity (except pursuant to a public offering of FabVen shares on a recognized securities exchange) shall not be effective unless and until approved by both board members designated by the non-UMC Venturers under the terms of the Foundry Venture Agreement.

        5. NO UNAUTHORIZED CHANGES TO TECHNOLOGY ROADMAP. For so long as the Venturer involved remains in compliance with all payment obligations under the Foundry Venture Agreement and such Venturer retains at least [*] of the ownership percentage as listed in Paragraph 4.1 of the Foundry Venture Agreement, FabVen shall not make any material changes to the Technology Road Map as shown in Attachment A which affect such Venturer's existing and/or planned production without the consent of that Venturer.

        6. CONDITIONAL "PUT" RIGHT. To the extent that FabVen fails (i) to qualify silicon manufactured with [*] and [*] processes each having a minimum of 0.35u feature sizes under a test vehicle to be agreed upon by FabVen, UMC and a majority of the Venturers other than UMC (including without limitation, a test vehicle from a Venturer, provided that such qualification under a test vehicle from a Venturer is commercially reasonable and within industry standards) ("First Qualification") on or before the end of December 31, 1998, and/or (ii) to achieve the ability to manufacture a minimum of [*] wafer outs per month for such [*] process and [*] wafer outs per month for such [*] process on or before December 31, 1998 for reasons attributable to UMC, FabVen and/or the Licensed Processes, the Venturers (one or more of them) will have the option to sell their shares (and their corresponding rights to capacity in FabVen) to UMC for the total amount they paid for such shares by sending written demand to UMC as follows:

               (a) No such demand shall be effective unless it is made on or before April 1, 1999; and

------------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



                                       2.
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               (b) Within ninety days of such written demand from the Venturer involved, UMC will buy the shares (and capacity rights) involved, and/or arrange another buyer willing to purchase such shares (and capacity rights) under the terms and conditions as stated in this heading.

        7.     RELEASE OF SHARE TRANSFER RESTRICTION IF NO PUBLIC
OFFERING. To the extent that FabVen does not offer its shares in a public offering on a recognized securities exchange on or before December 31, 2006, and notwithstanding anything to the contrary, each Venturer other than UMC will have the right to transfer its entire right and interests in FabVen as follows:

               (a) The Venturer wishing to transfer ("Transferring Venturer") shall send the other Venturers (including UMC) written notice of its intention to transfer, stating in such notice the general terms and payment contemplated by such Transferring Venturer;

               (b) Within thirty days (the "Transfer Notice Period") of such notice, any one or more such other Venturers may send a written offer to purchase such Transferring Venturer's interest under terms to be stated in the written offer [for purposes of this Paragraph, each other Venturer making such an offer shall be referred to as the "Offering Venturer"];

               (c) If no other Venturer makes such an offer within the Transfer Notice Period, then, subject to subpart (g) below, the Transferring Venturer shall be allowed to transfer its entire interest and ownership in FabVen to other purchasers;

               (d) If any Offering Venturer makes such an offer within the Transfer Notice Period, the Transferring Venturer and the Offering Venturer will negotiate in good faith concerning each such offer for not less than thirty days (the "Transfer Negotiation Period");

               (e) If by the end of the Transfer Negotiation Period and despite such negotiations, the Transferring Venturer has not reached agreement with the Offering Venturer(s) for sale of the Transferring Venturer's interest, then, subject to this Paragraph (and all of its subparts), the Transferring Venturer shall be allowed to transfer its entire interest and ownership in FabVen to other purchasers;

               (f) Notwithstanding anything to the contrary, no Transferring Venturer shall be allowed to accept from any third party any offer with price and terms, taken together, which are less favorable than last offered in writing by an Offering Venturer during the Transfer Notice and/or Transfer Negotiation Periods, unless such Transferring Venturer first offers the same price terms to such Offering Venturer in writing, and allows such Offering Venturer ten business days to accept or reject such price and terms;




                                       3.

              (g) Except as permitted in paragraph 4.1(f) of the Foundry Venture Agreement and/or in Paragraph 15 of this Written Assurance, no Venturer may transfer its interest or right in FabVen under this paragraph or otherwise in any manner to any competitor of UMC or to any entity in the business of fabricating integrated circuits except under terms (i) in which such Venturer first relinquishes and releases all rights to FabVen capacity and to designate membership on the FabVen board of directors under this and any and all other agreements, and (ii) in which such entity and/or competitor expressly consents in writing that they have no such interest or right to such capacity and/or designation.

        8. TECHNOLOGY TRANSFER AND LICENSE CONDITION TO FIRST PAYMENT. Notwithstanding anything to the contrary, the execution of the Technology Transfer and License Agreement in the form presented to the Venturers as of September 15, 1995 shall be a condition precedent to any payment of investment amounts pursuant to the Foundry Venture Agreement.

        9.    CLARIFICATION OF FAB RAMP-UP CONDITION TO THIRD
INSTALLMENT. Notwithstanding anything to the contrary, the milestone for the third investment payment milestone shall be on or before "fab production ramp-up" as that phrase is generally understood and interpreted in the industry.

        10. USE OF INVESTMENT MONIES. Unless otherwise agreed by each Venturer, FabVen will use all funds invested by the Venturers pursuant to paragraph 4.1(b) of the Foundry Venture Agreement solely as outlined in and consistent with the FabVen Business Plan.

        11. RIGHTS OF FIRST REFUSAL ON SUBSEQUENT OFFERINGS. FabVen will provide the Venturers with notice reasonable under the circumstances in order to enable them to exercise their rights of first refusal in connection with equity offerings pursuant to paragraph 4.1(g) of the Foundry Venture Agreement.

        12. VESTING OF TECHNICAL SHARES. UMC's technical shares will not vest under paragraph 4.1(d) of the Foundry Venture Agreement until FabVen produces wafers with the 0.35u process (as that phrase is defined in general industry usage) with sufficient yield to be recognized as "production ready" within general industry usage.

        13. AUDIT RIGHTS. The specific wording of the provisions contemplated under paragraph 4.2 of the Foundry Venture Agreement with respect audit rights and financial information will be as stated by Price Waterhouse, with their commitment to prepare the reports as promptly as possible under the circumstances. The exact language for the audit rights will be modeled on whatever Price Waterhouse and the other accountants agree upon in connection with the joint venture announced with UMC, Alliance and S3. Currently, it is contemplated that the financials will be prepared in a manner consistent with that imposed on U.S. public companies for minority interests.




                                       4.

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        14.    TERMS FOR RIGHTS OF FIRST REFUSAL UNDER PARAGRAPH
4.1(f)(iv). The rights of first refusal under Paragraph 4.1(f)(iv) of the Foundry Venture Agreement are intended to extend to and benefit all other eligible Venturers. To avoid any ambiguity, 4.1(f)(iv)(cc) and 4.1(f)(iv)(dd) are to be interpreted as follows:

               (cc) if any such eligible other Venturer elects not to exercise any portion or all of such right of first refusal within 30 days of the independent appraisal, such portion of such right of first refusal will be subject to exercise by the other eligible other Venturers in proportion to their then existing shareholdings in FabVen, and the shares involved will be subject to a right of such other eligible other Venturers to purchase on the same terms as outlined above; and

               (dd) if any such other eligible other Venturer does not commit to purchase such shares within 60 days of the independent appraisal, all rights under this Paragraph 4.1(f)(iv) will expire as to such unpurchased shares.

        15.    TRANSFERS OF SHARES AFTER PUBLIC OFFERING.  Nothing in
Paragraph 6.2(c)(i) of the Foundry Venture Agreement or elsewhere shall prohibit a Venturer from offering and/or selling its shares in FabVen on the public market to a competitor of UMC, provided however that such competitor must relinquish all rights to representation and access to Board information under the Foundry Venture Agreement and under this Written Assurance, and provided that the restrictions of Paragraph 6.2(c)(ii) of the Foundry Venture Agreement and of Paragraph 7 of this Written Assurance shall still apply, and provided further that the other restrictions concerning transfers of capacity and reductions in capacity on a proportional basis with reductions in ownership will also apply.

        16. TRANSFERS OF CAPACITY AMONGST VENTURERS. Notwithstanding anything to the contrary, the Venturers in Module C may each transfer their respective capacities (whether or not previously forecast) as stated in Paragraph 2.1 of the Foundry Capacity Agreement to and between one another by written notice to FabVen and the other Venturers, provided that such written notice must state the capacity amounts so transferred and the months in which such transfer will apply and provided that FabVen's consent (which must not be unreasonably withheld) shall be required for a transfer of quantities previously committed under Paragraph 2.3(b) of the Foundry Capacity Agreement. To the extent that FabVen receives such written notices forty-five or more days prior to the beginning of each month in which such capacity is to be transferred, such capacity will be treated as if allocated to the Venturer to whom it has been transferred for all purposes for the period of the transfer involved, including, without limitation, for purposes of forecasts, commitments, and the right of FabVen to commit to others any capacity unexercised by the Venturers.

        17. ONE YEAR WARRANTY. The warranty period as stated in Paragraph 5.1 of the Foundry Capacity Agreement, and the claim period as stated in Paragraph
5.3 of the Foundry Capacity Agreement shall each be one year.



                                       5.
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        18. CLARIFICATION OF PARAGRAPH 5.4 OF THE FOUNDRY CAPACITY AGREEMENT.
The limitations of paragraph 5.4 of the Foundry Capacity Agreement are intended to limit the remedies under the Warranty provisions, Section 5 of the Foundry Capacity Agreement. Thus, the Paragraph will be understood and interpreted as follows:

THIS PARAGRAPH 5.4 STATES THE ONLY AND EXCLUSIVE REMEDY FOR ANY AND ALL CLAIMS MADE AGAINST FABVEN UNDER THIS SECTION 5 OF THIS FOUNDRY CAPACITY AGREEMENT.

        19. CONFIRMATION OF "COVER" REMEDY. To the extent an intentional breach by FabVen of its obligations concerning wafer start and/or delivery under the Foundry Capacity Agreement results in a delay of more than 60 days in delivery of Wafers to a Venturer, then, notwithstanding anything to the contrary, at the election of the Venturer, FabVen will compensate such Venturer for reasonable damages of such Venturer in securing substitute or cover Wafers for those involved in the breach, subject to the limitation stated below. In addition, to the extent that FabVen breaches its warranties under Section 5 of the Foundry Capacity Agreement, and fails, for reasons attributable to a breach by FabVen or the Licensed Process to correct such breach after two successive attempts to do so, then, at the election of the Venturer, FabVen will compensate such Venturer for reasonable damages of such Venturer in securing substitute or cover Wafers for those involved in the breach, subject to the limitation stated below. Notwithstanding anything to the contrary, for purposes of this commitment in Paragraph 19 of this Written Assurance, the recoverable substitute and/or cover damages shall be (i) the reasonable and necessary costs to replace mask sets for the products involved, together with (ii) the difference between (aa) the price which the Venturer would have paid for the Wafers had FabVen fully performed (the "contract price"), and (bb) all direct and reasonable costs (up to a maximum of [*] of the contract price) incurred by the Venturer in securing substitutes and/or cover.

        20. LEASE TERM AND LEASEHOLD IMPROVEMENTS. Notwithstanding anything to the contrary under any local real estate or other law, custom or practice, UMC will consider all investments, improvements and fixtures purchased by FabVen to be the property of FabVen, and UMC will not request higher rents under the lease of Module C as a result of any such investment, improvement and/or fixture. In addition, at the request of FabVen, UMC will negotiate in good faith with FabVen over additional extensions of the lease term beyond the fifteen year period contemplated under the Foundry Venture Agreement, and, to the extent that UMC retains the underlying right to do so, UMC will renew the lease to FabVen for the land of Module C for subsequent five year terms continuing until the term (or partial term) ending August 31, 2044. Without limiting the terms of the Foundry Venture Agreement, the lease rate for the land for Module C will be proportional to the amount paid by UMC to the Park Administration for the respective square footage involved, plus a reasonable amount to cover overhead directly related to the lease (not to exceed [*] of the rate for the respective share).

------------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



                                       6.
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        21. CONTINUED ASSISTANCE BY UMC. Notwithstanding anything to the contrary, UMC will continue to provide technical assistance to FabVen with respect to the Licensed Processes to the extent and for the period reasonably necessary to permit each Venturer to qualify its products on each Licensed Process which is suitable for the production of such products. In addition, UMC will make good faith efforts to improve and develop UMC technology so as to enable UMC to provide that technology to be provided to FabVen by UMC as shown in the Technology RoadMap.

        22. CHOICE OF LAW--NO "HIDDEN" MEANINGS. To the extent any aspect of Taiwan law purports to alter the express meaning of any term of the Technology Transfer and License Agreement, such term will not be governed by Taiwan law, but instead will be governed by California law so as to give effect to the express intention of the parties as stated in that agreement.

        23. CONFIRMATION OF SCOPE OF LICENSE. All licenses granted and/or to be granted under the Technology Transfer and License Agreement are intended to include rights to import, to offer to sell, and to otherwise dispose of Wafers, Die and product made using the Wafers made, together with all other rights stated.

        24. NO KNOWN INFRINGEMENTS--UMC. UMC represents and warrants to the Venturers and to FabVen that UMC has no actual knowledge that the Licensed Process (as defined in the Technology Transfer and License Agreement) infringes any Patent Claims (as defined below).

        25. NO KNOWN INFRINGEMENTS--FABVEN. FabVen represents to each of the Venturers that, to its or UMC's actual knowledge as of August 29, 1995, the technology, processes, masks and other information transferred or licensed to FabVen under the Technology Transfer and License Agreement or otherwise used in the manufacture of products pursuant to the terms of this Foundry Venture Agreement and/or the Venture Agreements will not infringe any valid patent rights enforceable under R.O.C. and/or U.S. law ("Patent Claims"), provided however that "Patent Claims" shall not include claims arising out of and/or in connection with patents licensed to UMC by third parties as of August 29, 1995. FabVen shall indemnify and hold harmless each of the Venturers from and against any such Patent Claims (i) to the extent arising out of a breach of this representation, and/or (ii) to the extent and proportional to any claim that such Venturer is liable as a direct and/or indirect result (aa) of its execution of this Foundry Venture Agreement or any of the Venture Agreements, and/or (bb) of its investment in FabVen and/or any actions under such agreements on any agency, express or implied partnership or joint venture, respondent superior, piercing the corporate veil, conspiracy or other legal theory whereby liability is asserted against such Venturer for or on account of actions of FabVen. Under no circumstances shall FabVen have any obligation under this Paragraph with respect to any Venturer who conspires and/or cooperates, other than pursuant to process of law, with the person raising the Patent Claim for which indemnity is sought, with respect to such Patent




                                       7.
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Claim. Notwithstanding anything to the contrary, and except for breaches of the representation of FabVen in the first sentence of this Paragraph, FabVen will not indemnify or hold any Venturer harmless from or against any Patent Claim to the extent arising out of the manufacture for such Venturer and/or the purchase, use and/or sale of products by that Venturer, provided however that with respect to such Patent Claims the Venturer shall be entitled to the same replace or refund remedy as is set forth in Paragraph 5.4 of the Foundry Capacity Agreement with respect to defectively manufactured product, provided however that unless otherwise agreed, replacement product shall not satisfy FabVen's obligations under this Paragraph 25 unless that replacement is non-infringing.

        26. CLARIFICATION OF PURPOSE. As is clear from the documents involved, FabVen shall be in the business of fabricating integrated circuits and developing related processes and know-how. In doing so, FabVen will sell Wafers to the Venturers and others as described in more detail in the Foundry Capacity Agreements.

        27. CONFIRMATION OF COMMITMENTS BY FABVEN. FabVen will undertake its reasonable best efforts to implement the Technology Road Map attached to the Foundry Venture Agreement as Attachment A, to achieve the goals described in the FabCo Business Plan, and to achieve the [*] wafer out minimums with respect to each of the [*] and the [*] processes described in Paragraph 6 above. In addition, and subject to the terms of this Foundry Venture Agreement, the Foundry Capacity Agreement and the Technology Transfer and License Agreement, FabVen will cooperate with each Venturer in a commercially reasonable manner to qualify products of such Venturer under the processes involved.

        28. LIMITED DISCOVERY IN CONNECTION WITH ARBITRATION. Notwithstanding anything to the contrary in the Foundry Venture Agreement, the arbitrators will have the power to require discovery in connection with any dispute within their jurisdiction pursuant to the Federal Rules of Civil Procedure to the extent they find such discovery necessary to achieve a fair and equitable result, and subject to reasonable orders from the arbitrators to minimize the burdens involved and to focus the discovery on those areas necessary. All reasonable costs of such discovery (including attorneys' fees) incurred by a party which prevails in the arbitration in connection with the issue involved in the discovery will be recoverable by that party against the party which requested the discovery.

        29. CONFIRMATION OF OBLIGATIONS CONCERNING PROPRIETARY PROCESSES. Without limiting the obligations under the confidentiality provisions of the Foundry Venture Agreement, and at the written request of a Venturer, FabVen will treat as confidential all processes provided by a Venturer which are designated by that Venturer as "Confidential" under the Foundry Venture Agreement, and, without the written consent of the Venturer which provided the process, FabVen shall not use or otherwise disclose any such process for any purpose other than the fabrication of Wafers for such Venturer.

------------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



                                       8.
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        30. RATIFICATION BY FABVEN. UMC shall exert best faith efforts to have
FabVen ratify in writing the commitments and obligations under this Written Assurance which apply to FabVen.

        31. APPROPRIATE PUBLIC OFFERING ROADMAP. Promptly upon incorporation of FabVen, the parties will use reasonable best efforts to pursue discussions with mutually acceptable investment bankers or other appropriate people to attempt to establish the appropriate roadmap to an initial public offering.

        32. APPROPRIATE RESOLUTION MECHANISM FOR DISPUTES. Promptly upon incorporation of FabVen, the parties will use reasonable best efforts to discuss and evaluate dispute and conflict resolution mechanisms and procedures in an attempt to anticipate and hopefully resolve matters.



                                       9.
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        We request that each Venturer countersign this Written Assurance below to signify their approval and assent to its terms, and to confirm that we each will hold this Written Assurance as an integral and material part of our Foundry Venture Agreements.

                                             Yours sincerely,


                                             /s/ JOHN HSUAN
                                             --------------------------
                                             John Hsuan, President


AGREED ON BEHALF OF


-------------------------------


/s/ ELI HARARI
-------------------------------
Name of Venturer



As of September _____, 1995


SanDisk
-------------------------------
Authorized signature


RATIFIED BY FABVEN

/s/ I.D. LIU
-------------------------------
Authorized signature





                                       10.

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ACCORDING TO SECTION 232.304 OF REGISTRATION S-T, THE FOLLOWING NARRATIVE
DESCRIPTIONS REPRESENT A GOOD FAITH EFFORT TO FAIRLY AND ACCURATELY DESCRIBE THE GRAPHICAL IMAGE(S) ATTACHED TO THE PAPER FORMAT OF THIS AGREEMENT.


I.      USI Technology Transfer Schedule

        This graphical image represents the project schedule for decreasing the production line widths of the new fabrication facility. The time-line represented in the graphical image begins at the first quarter of 1998 and ends at the third quarter of 1999. The milestones represented on this graphical image are confidential information for which Confidential Treatment has been requested. Confidential portions omitted have been filed with the Commission.